UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 19, 2026

Date of Report (date of earliest event reported)

Backblaze, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41026	20-8893125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2261 Market Street STE 81006, San Francisco, California		94114
(Address of Principal Executive Offices)		(Zip Code)

(650) 352-3738

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BLZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On August 24, 2026, Backblaze, Inc. (the “Company”) issued $201.25 million aggregate principal amount of the Company’s 0.00% Convertible Senior Notes due 2031 (the “Notes”), which included the full exercise by the Initial Purchasers’ (as defined below) option to purchase up to an additional $26.25 million aggregate principal amount of Notes. The Notes were issued pursuant to, and are governed by, an indenture dated as of August 24, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. Any special interest will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2027, if and to the extent special interest is payable in accordance with the terms of the Indenture. The Notes will mature on August 15, 2031, unless earlier converted, redeemed or repurchased in accordance with their terms.

The Notes are senior, unsecured obligations of the Company and rank: senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior to any of the Company’s secured indebtedness, to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries. The Indenture does not limit the amount of debt, including secured debt, that the Company or its subsidiaries may incur.

Holders may convert their Notes into shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), at their option at any time prior to the close of business on the business day immediately preceding May 15, 2031 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2026 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of Notes was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately prior to the redemption date, with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events described in the Indenture. On or after May 15, 2031 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

The initial conversion rate for the Notes is 45.5705 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $21.94 per share of Common Stock), subject to adjustment upon the occurrence of certain events as described in the Indenture. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election. Following certain corporate events that occur prior to the maturity date, or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or such notice of redemption, as described in the Indenture.

The Company may not redeem the Notes prior to August 20, 2029. The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at its option, on or after August 20, 2029 and prior to the 31st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides such notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. If the Company elects to redeem fewer than all the outstanding Notes, at least $100 million aggregate principal amount of Notes must be outstanding and not subject to redemption as of, and after giving effect to, the relevant notice of redemption. No sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture contains customary events of default, including, among others: default in the payment of any special interest on any Note when due and payable that continues for 30 days; default in the payment of principal of any Note when due at stated maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; failure by the Company to comply with its obligation to convert the Notes upon exercise of a holder’s conversion right, if such failure continues for five business days; failure to give a required fundamental change notice, make-whole fundamental change notice, or specified corporate event notice, if such failure continues for five business days; failure to comply with certain covenants relating to consolidations, mergers and sales of assets; failure, for 60 days after written notice, to comply with certain other agreements in the Notes or the Indenture; certain payment or acceleration defaults with respect to other indebtedness of the Company or its significant subsidiaries in excess of a specified threshold amount; and certain events of bankruptcy, insolvency or reorganization of the Company or its significant subsidiaries. If an event of default occurs and is continuing (subject to certain exceptions and cure periods described in the Indenture), the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of, and accrued and unpaid special interest, if any, on, all the Notes to be immediately due and payable, except that in the case of certain bankruptcy-related events of default, such amounts become due and payable automatically.

The Company has not filed, and does not intend to file, a registration statement for the resale of the Notes or the shares of Common Stock, if any, issuable upon conversion of the Notes. Under specified circumstances described in the Indenture, the Company will be required to pay special interest on the Notes.

The foregoing description of the Indenture (including the form of Note) does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 (which includes the form of Note as Exhibit 4.2) to this Current Report on Form 8-K and is incorporated herein by reference.

Capped Call Transactions

In connection with the pricing of the Notes on August 19, 2026, and the exercise by the Initial Purchasers of their option to purchase additional Notes on August 20, 2026, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”).

The Capped Call Transactions initially cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, upon any conversion of the Notes, with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions.

The cap price of the Capped Call Transactions is initially $33.76 per share of Common Stock, which represents a premium of 100% over the last reported sale price of the Common Stock of $16.88 per share on the Nasdaq Global Market on August 19, 2026, and is subject to certain adjustments under the terms of the Capped Call Transactions. The cost of the Capped Call Transactions was approximately $17.5 million.

The Capped Call Transactions are separate transactions entered into by the Company with each Option Counterparty, are not part of the terms of the Notes, and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions is a summary only and is qualified in its entirety by reference to the form of confirmation for the Capped Call Transactions, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Fourth Amendment to Credit Agreement

On August 18, 2026, the Company entered into a Fourth Amendment (the “Fourth Amendment”) to its existing credit agreement with Citizens Bank, N.A. (as amended, the “Credit Agreement”), which permitted the issuance of the Notes and the Company’s entry into the Capped Call Transactions.

The above description of the Fourth Amendment is a summary and is not complete. A copy of the Fourth Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Fourth Amendment set forth in such exhibit.

Fifth Amendment to Credit Agreement

In connection with the closing of the offering of the Notes, the Company entered into a Fifth Amendment, dated as of August 24, 2026 (the “Fifth Amendment”), to the Credit Agreement, which (i) increased the total borrowing capacity of the senior secured revolving credit facility under the Credit Agreement from $20 million to $50 million, (ii) extended the maturity date of the Credit Agreement from June 4, 2028 to April 30, 2030, and (iii) effective upon the closing of the offering of the Notes, modified certain financial covenants under the Credit Agreement, including by adding a new fixed charge coverage ratio test, removing the minimum consolidated EBITDA threshold, and modifying the standards applicable to the existing minimum liquidity and maximum total leverage ratio covenants.

The above description of the Fifth Amendment is a summary and is not complete. A copy of the Fifth Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Fifth Amendment set forth in such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Indenture” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03. The information set forth under the heading “Fifth Amendment to Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under the heading “Indenture” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Notes were offered and sold to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, in a transaction not involving a public offering, and the Notes were resold by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act. Any shares of Common Stock issued upon conversion of the Notes are expected to be issued in reliance on Section 4(a)(2) of the Securities Act, or another applicable exemption from the registration requirements of the Securities Act. Based on the initial maximum conversion rate for the Notes, a maximum of 11,922,393 shares of Common Stock may be issued upon conversion of the Notes, subject to customary anti-dilution adjustments.

Item 8.01	Other Events.

Press Release

On August 19, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Purchase Agreement

On August 19, 2026, the Company entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc. (the “Representative”), as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the offering of the Notes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of August 24, 2026, between Backblaze, Inc. and U.S. Bank Trust Company, National Association, as trustee
4.2	Form of 0.00% Convertible Senior Note due 2031 (included as Exhibit A to Exhibit 4.1)
10.1	Form of Capped Call Confirmation
10.2	Fourth Amendment to Credit Agreement, dated as of August 18, 2026, between Backblaze, Inc. and Citizens Bank, N.A.
10.3	Fifth Amendment to Credit Agreement, dated as of August 24, 2026, between Backblaze, Inc. and Citizens Bank, N.A.
99.1	Press Release, dated August 19, 2026
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2026	Backblaze, Inc.

	By:	/s/ Marc Suidan
Marc Suidan, Chief Financial Officer